UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): March 20, 2007

                           GREENE COUNTY BANCORP, INC.
             (Exact Name of Registrant as Specified in its Charter)

            Federal                      0-25165                 14-1809721
------------------------------   ------------------------   -------------------
(State or Other Jurisdiction     (Commission File No.)     (I.R.S. Employer
       of Incorporation)                                    Identification No.)


302 Main Street, Catskill NY                             12414
-----------------------------------------             -----------
(Address of Principal Executive Offices)               (Zip Code)


Registrant's telephone number, including area code:  (518) 943-2600


                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications  pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

     On March 21, 2007, Greene County Bancorp, Inc. (the "Company"), the holding company for The Bank of Greene County (the "Bank"), announced that Mr. J. Bruce Whittaker, its President and Chief Executive Officer since 1987, will be retiring from those positions at the Company and the Bank on June 30, 2007. Mr. Donald E. Gibson, currently Senior Vice President of the Company and the Bank, will succeed Mr. Whittaker as President and Chief Executive Officer upon Mr. Whittaker's retirement. The Board of Directors intends to nominate Mr. Gibson for election to the Boards of Directors of the Company and the Bank at their next annual meetings, which are scheduled for October 2007. Mr. Whittaker, who joined the Bank in 1972, will continue to serve as a Director of the Company and the Bank following his retirement as President and Chief Executive Officer.

     The Company also announced that Ms. Michelle M. Plummer, the Chief Financial Officer of the Company and the Bank, was also appointed to the newly created positions of Executive Vice President & Chief Operating Officer. In her new positions, Ms. Plummer will oversee all aspects of operations and internal controls, in addition to her existing role as Chief Financial Officer. Her new appointments also are effective July 1, 2007.

     Mr. Gibson joined the Bank in 1987 upon graduation from SUNY-Oneonta, and since 2003 has served as the Bank's Senior Vice President of Commercial and Retail Banking. In addition to his degree from SUNY-Oneonta, Mr. Gibson earned his Master's Degree in Business Administration from the College of St. Rose. He has held a variety of positions with increased responsibility since joining the Bank. He also serves on the Boards of Directors of several local organizations, including Columbia Memorial Hospital and the Greene County Empire Zone Administrative Board, and is a past President of the Greene County Chamber of Commerce.

     Ms. Plummer completed her undergraduate studies at Marist College and earned her Master's Degree in Accounting from Pace University. She is a Certified Public Accountant, and has been with the Company and the Bank since 1999. Ms. Plummer previously held positions at KPMG LLP and The Federal Reserve Bank of New York.

     A press release providing further details of these management changes was issued on March 21, 2007 and is attached to this filing as Exhibit 99.

     In connection with the announcement, Mr. Gibson and Ms. Plummer each entered into a substantially identical employment agreement with the Bank and the Company. The employment agreements are effective July 1, 2007. Mr. Gibson's employment agreement provides for a base salary of $150,000 and Ms. Plummer's employment agreement provides for a base salary of $140,000.

     Each agreement has a term of 36 months from July 1, 2007. Commencing on July 1, 2008, and continuing on each July 1st thereafter, each agreement shall renew for an additional year such that the remaining term shall be 36 full calendar months, unless written notice is provided to the Executive at least ten days and not more than 60 days prior to any such anniversary date that his or her employment shall cease at the end of 36 months following such anniversary date. Prior to each notice period for non-renewal, the disinterested members of the Board of Directors of the Bank will conduct a comprehensive performance evaluation and review of the Executive for purposes of determining whether to extend the agreement.

     Under each agreement, the Executive's base salary will be reviewed annually, and the base salary may be increased but not decreased. In addition to the base salary, the Executive will be provided all such other benefits as are provided uniformly to permanent full-time employees of the Bank. In addition, the Bank will provide the Executive with employee benefit plans, arrangements and perquisites substantially equivalent to those in which the Executive was participating or otherwise deriving benefit. The Executive will be entitled to participate in or receive benefits under any employee benefit plans, including but not limited to, retirement plans, supplemental retirement plans, pension plans, profit-sharing plans, health-and-accident plans, medical coverage or any other employee benefit plan or arrangement made available by the Bank in the future to its senior executives and key management employees.

     Each agreement provides for termination by the Bank for cause at any time. If the agreement is terminated for cause, the Executive will not receive any compensation or other benefits from the Bank. Under each agreement, if the Executive's employment is terminated for any reason other than for cause, death, disability or retirement, including resignation upon, among other things, failure to reappoint the Executive to his or her office, a material diminution of the Executive's duties or a breach of the agreement by the Bank, or if the Executive voluntarily resigns his or her employment on or after a change in control of the Company or the Bank during the term of the agreement, then the Bank is obligated to pay to the Executive a lump sum equal to three times the sum of the then current base salary and the highest rate of bonus awarded to the Executive during the prior three years. If such amount is determined to constitute an "excess parachute payment," the amount would be reduced so as not to trigger an excess parachute payment.

     In the event of the Executive's disability for a period of six months, the Bank may terminate the agreement, provided that the Bank will be obligated to pay the Executive his or her base salary for the remaining term of the agreement or one year, whichever is longer (provided such payments are reduced to the extent of any disability insurance payments). In the event of the Executive's death during the term of the agreement, the Bank will pay his or her base salary to the named beneficiaries for one year following the date of death. In the event the Executive retires, he or she will be entitled to any vested benefits under any retirement plan of the Bank.

     Each agreement provides that, following the termination of the Executive's employment as a result of which the Bank is paying the Executive termination benefits (other than termination upon a change in control), the Executive will not compete with the Bank for a period of one year in any city or county in which the Bank has an office or has filed an application for regulatory approval to establish an office.

     The information in the preceding paragraphs, as well as Exhibit 99 referenced therein, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

Item 9.01.    Financial Statements and Exhibits.

     (a) Not Applicable.

     (b) Not Applicable.

     (c) Not Applicable.

     (d) Exhibits:

     Exhibit No.                        Description
     -----------                        -----------
         99                             Press release dated March 21, 2007

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                     GREENE COUNTY BANCORP, INC.


DATE:  March 21, 2007                By:  /s/ J. Bruce Whittaker
                                          -------------------------------------
                                          J. Bruce Whittaker
                                          President and Chief Executive Officer

                                   Exhibit 99
                                   ----------

            Greene County Bancorp, Inc. Announces Management Changes

     Catskill, NY (Business Wire); March 21, 2007. The Board of Directors of Greene County Bancorp, Inc. (NASDAQ: GCBC), the holding company for The Bank of Greene County, today announced that Mr. J. Bruce Whittaker, its President and Chief Executive Officer since 1987, will be retiring from the Company and the Bank on June 30, 2007. Mr. Donald Gibson, currently Senior Vice President of the Company and the Bank, will succeed Mr. Whittaker as President and Chief
Executive Officer upon Mr. Whittaker's retirement. The Board of Directors intends to nominate Mr. Gibson for election to the Boards of Directors of the Company and the Bank at their next annual meetings, which are scheduled for October 2007.

     Mr. Gibson joined the Bank in 1987 upon graduation from SUNY-Oneonta, and since 2003 has served as the Bank's Senior Vice President of Commercial and Retail Banking. In addition to his degree from SUNY-Oneonta, Mr. Gibson earned his Master's Degree in Business Administration from the College of St. Rose. He has held a variety of positions with increased responsibility since joining the Bank. He also serves on the Boards of Directors of several local organizations, including Columbia Memorial Hospital and the Greene County Empire Zone Administrative Board, and is a past President of the Greene County Chamber of Commerce.

     Mr. Whittaker, who joined the Bank in 1972, will continue to serve as a Director of the Company and the Bank following his retirement.

     In a related move, the Board of Directors also announced that Ms. Michelle Plummer, the Chief Financial Officer of the Company and the Bank, was also appointed to the newly created positions of Executive Vice President & Chief Operating Officer. In her new positions, Ms. Plummer will oversee all aspects of operations and internal controls, in addition to her existing role as Chief Financial Officer. Her new appointments also are effective July 1, 2007. Ms. Plummer completed her undergraduate studies at Marist College and earned her Master's Degree in Accounting from Pace University. She is a Certified Public Accountant, and has been with the Company and the Bank since 1999. Ms. Plummer previously held positions at KPMG LLP and The Federal Reserve Bank of New York.

     Mr. Whittakersaid, "I am grateful for the opportunity to have headed the organization for the past 20 years. I believe that our next generation of management is ready, willing and able to take our organization to new levels of success."

     Greene County Bancorp, Inc. is the direct and indirect holding company, respectively, for The Bank of Greene County, a federally chartered savings bank, and Greene County Commercial Bank, a New York-chartered commercial bank, both headquartered in Catskill, New York. The Bank serves Greene and Columbia Counties, and southern Albany County, New York from nine full-service branch locations in Catskill, Cairo, Coxsackie, Greenville, Tannersville, Westerlo, Hudson and Greenport. The Company was organized in 1998 in connection with the mutual holding company reorganization and stock offering of The Bank of Greene County.

                                     (END)

CONTACT:   Mr.  J.  Bruce  Whittaker,   President  &  Chief  Executive  Officer,
518-943-2600